UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2004

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 574-7000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On May 4, 2004, David M. Leuschen resigned from the Board of Directors of Magellan GP, LLC (the “Company”), general partner of Magellan Midstream Partners, L.P. (NYSE: MMP), due to other board of director commitments. The Board of Directors of the Company expects to appoint another director that is a representative of Magellan Midstream Holdings, L.P., the owner of the Company, in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	/s/ Magellan GP, LLC,
its General Partner

Date: May 5, 2004	By:	/s/ Suzanne H. Costin

	Name:	Suzanne H. Costin
	Title:	Corporate Secretary